Exhibit 99.1

Chico’s FAS, Inc. • 11215 Metro Parkway • Fort Myers, Florida 33966 • (239) 277-6200

Chico's FAS, Inc. Reports Fourth Quarter and Fiscal Year 2016 Results

•	Delivered fourth quarter EPS of $0.10, up $0.26 from last year

•	Generated significant fourth quarter gross margin expansion and SG&A leverage

Fort Myers, FL - February 22, 2017 - Chico’s FAS, Inc. (NYSE: CHS) today announced its financial results for the fiscal 2016 fourth quarter and fiscal year ended January 28, 2017.
For the thirteen weeks ended January 28, 2017 ("the fourth quarter"), the Company reported net income of $13.5 million, or $0.10 per diluted share, compared to a net loss of $21.1 million, or $0.16 per diluted share, for the thirteen weeks ended January 30, 2016 ("last year's fourth quarter"). The Company reported adjusted net income of $6.2 million, or $0.05 adjusted earnings per diluted share, in last year's fourth quarter. The 2015 fourth quarter adjusted results exclude EPS net charges of $0.21 related to restructuring and strategic charges and Boston Proper, as presented in the accompanying GAAP to non-GAAP reconciliation.
For the fifty-two weeks ended January 28, 2017 ("fiscal 2016"), the Company reported net income of $91.2 million, or $0.69 per diluted share, compared to net income of $1.9 million, or $0.01 per diluted share, for the fifty-two weeks ended January 30, 2016 ("fiscal 2015"). The Company reported fiscal 2016 adjusted net income of $106.7 million, or $0.81 adjusted earnings per diluted share, compared to adjusted net income of $105.9 million, or $0.75 adjusted earnings per diluted share, in fiscal 2015. The adjusted results exclude EPS net charges of $0.12 in fiscal 2016 and $0.74 in fiscal 2015 related to restructuring and strategic charges and Boston Proper, as presented in the accompanying GAAP to non-GAAP reconciliation.
"We are extremely pleased with our results this quarter," said Shelley Broader, CEO and President. " We drove significant earnings growth, highlighted by gross margin expansion, SG&A leverage, and a substantial increase in operating margin. I am proud of our team and their continuing execution of our strategic initiatives."
Net Sales
For the fourth quarter, net sales were $600.8 million compared to $631.6 million in last year’s fourth quarter. This decrease of 4.9% included $16.8 million related to Boston Proper last year. When excluding Boston Proper from fiscal 2015, net sales decreased 2.3%, primarily reflecting a decline in comparable sales of 2.5%, comprised of reduced transaction count and an increase in average dollar sale. Fourth quarter average unit retail increased primarily due to a reduction in promotional activity.

For fiscal 2016, net sales were $2.5 billion compared to $2.7 billion in fiscal 2015. This decrease of 6.9% included $87.0 million related to Boston Proper last year. When excluding Boston Proper from fiscal 2015, net sales decreased 3.8%, primarily reflecting a decline in comparable sales of 3.7%, comprised of reduced transaction count and lower average dollar sale.

Comparable Sales

	Thirteen Weeks Ended		Fifty-Two Weeks Ended
	January 28, 2017	January 30, 2016	January 28, 2017	January 30, 2016
Chico's	(4.8)%	(1.7)%	(5.3)%	(2.0)%
White House Black Market	(0.6)%	(7.4)%	(2.8)%	(2.5)%
Soma	0.4%	2.1%	0.5%	3.1%
Total Company	(2.5)%	(3.2)%	(3.7)%	(1.5)%

Gross Margin

For the fourth quarter, gross margin was $213.4 million, or 35.5%, compared to $217.4 million, or 34.4%, in last year’s fourth quarter. When excluding Boston Proper from fiscal 2015, gross margin increased 80 basis points in fiscal 2016 compared to gross margin of $213.3 million, or 34.7%, last year. This 80 basis point increase from the 2015 adjusted gross margin rate primarily reflects reduced promotional activity, partially offset by an increase in incentive compensation.

Selling, General and Administrative Expenses

For the fourth quarter, selling, general and administrative expenses ("SG&A") were $192.0 million, or 31.9%, compared to $217.2 million, or 34.4% last year. When excluding Boston Proper from fiscal 2015, SG&A decreased $13.6 million, or 150 basis points, compared to $205.6 million, or 33.4%, last year. This $13.6 million decrease is primarily due to a reduction in unproductive marketing spend and improvements in store labor productivity, partially offset by an increase in incentive compensation.

Income Tax Expense
The fourth quarter fiscal 2016 effective tax rate was 35.4%. In the fourth quarter of fiscal 2015, the Company recorded a tax benefit as a result of the impact of restructuring and strategic charges.
Inventories
At the end of the fourth quarter of 2016, inventories totaled $232.4 million compared to $233.8 million last year. The decrease of 0.6% primarily reflected a 4% decrease in on-hand inventory as a result of improved inventory management, partially offset by an increase in in-transit inventory primarily due to product launches scheduled in the first quarter of 2017 and the timing of the Chinese New Year.

Share Repurchase Program

During the fourth quarter of 2016, the Company repurchased 1.6 million shares for $20.0 million, at an average of $12.81 per share, under its $300.0 million share repurchase program announced in November 2015, with $163.6 million remaining under the program. During fiscal 2016, the Company repurchased a total of 8.1 million shares for $96.4 million, at an average of $11.88 per share.

Changes in Presentation

Commencing in the first quarter of fiscal 2016, store occupancy expenses and shipping expenses, historically presented in SG&A, are being presented in Cost of Goods Sold. The Company believes that these costs represent direct costs associated with the sale of its merchandise, and these changes better align the Company with its peers and better reflect how the business operates. Additionally, shipping revenue, historically presented in SG&A, is being presented in Net Sales. These adjustments were made retrospectively and all periods presented conform with this presentation.

2017 Full-Year Outlook

For fiscal 2017, the Company is anticipating a low single-digit percentage decline in comparable sales as the Company continues to rationalize its promotional activity. The Company expects to achieve gross margin leverage for the year, primarily due to reduced promotional activity and savings from the supply chain initiative launched last year. The Company is planning modest SG&A leverage. Overall, the Company is anticipating steady improvement in operating margin that will advance its progress toward its target of double digit operating margin in 2019.

ABOUT CHICO’S FAS, INC.

The Company, through its brands – Chico's, White House Black Market, and Soma, is a leading omni-channel specialty retailer of women’s private branded, sophisticated, casual-to-dressy clothing, intimates and complementary accessories.

As of January 28, 2017, the Company operated 1,501 stores in the US and Canada and sold merchandise through franchise locations in Mexico. The Company’s merchandise is also available at www.chicos.com, www.whbm.com, and www.soma.com. For more detailed information on Chico's FAS, Inc., please go to our corporate website at www.chicosfas.com.

SAFE HARBOR STATEMENT UNDER THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995
Some statements herein may be “forward-looking statements,” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, which reflect our current views with respect to certain events that could have an effect on our future financial performance, including but without limitation, statements regarding our plans and objectives, and the success of our organizational redesign and other strategic initiatives aimed at increasing sales volume and profitability through our four established focus areas. These statements may address items such as expectations for future sales, gross margin, SG&A (particularly estimated expected savings), operating margin, inventory levels, and comparable store sales and cash needs. These statements relate to expectations concerning matters that are not historical fact and may include the words or phrases such as “expects,” “believes,” “anticipates,” “plans,” “estimates,” “approximately,” “our planning assumptions,” “future outlook,” and similar expressions. Except for historical information, matters discussed in such oral and written statements are forward-looking statements. These forward-looking statements are based largely on information currently available to our management and on our current expectations, assumptions, plans, estimates, judgments and projections about our business and our industry, and are subject to various risks and uncertainties that could cause actual results to differ materially from historical results or those currently anticipated. Although we believe our expectations are based on reasonable estimates and assumptions, we cannot guarantee their accuracy or our future performance, and there are a number of known and unknown risks, uncertainties, contingencies, and other factors (many of which are outside our control) that could cause actual results to differ materially from those expressed or implied by such forward-looking statements. Accordingly, there is no assurance that our expectations will, in fact, occur or that our estimates or assumptions will be correct, and we caution investors and all others not to place undue reliance on such forward-looking statements. Factors that could cause or contribute to such differences include, but are not limited to, changes in the general economic and business environment; changes in the general or specialty retail or apparel industries; the availability of quality store sites; the ability to successfully execute and achieve the expected results of our business strategies, particular strategic initiatives, and organizational redesign; the integration of our new management team; changes in the political environment that create consumer uncertainty; significant changes to product import and distribution costs (such as new or increased taxes or tariffs, unexpected consolidation in the freight carrier industry, and unexpected costs and exposure associated with our shift to a predominantly FOB shipping structure rather than a mix of FOB and DDP); significant shifts in consumer behavior; and those other factors described in Item 1A, “Risk Factors” and in the “Forward-Looking Statements” disclosure in Item 7. “Management’s Discussion and Analysis of Financial Condition and Results of Operations” of our Form 10-K. There can be no assurance that the actual future results, performance, or achievements expressed or implied by such forward-looking statements will occur. Investors using forward-looking statements are encouraged to review the Company’s latest annual report on Form 10-K, its filings on Form 10-Q, management's discussion and analysis in the Company’s latest annual report to stockholders, the Company’s filings on Form 8-K, and other federal securities law filings for a description of other important factors that may affect the Company’s business, results of operations and financial condition. All written or oral forward-looking statements that are made or attributable to us are expressly qualified in their entirety by this cautionary notice. The Company does not undertake to publicly update or revise its forward looking statements even if experience or future changes make it clear that projected results expressed or implied in such statements will not be realized.

(Financial Tables Follow)

Executive Contact:
Jennifer Powers
Vice President – Investor Relations
Chico’s FAS, Inc.
(239) 346-4199

Chico’s FAS, Inc. and Subsidiaries
Condensed Consolidated Statements of Income (Loss)
(Unaudited)
(in thousands, except per share amounts)

	Thirteen Weeks Ended				Fifty-Two Weeks Ended
	January 28, 2017		January 30, 2016		January 28, 2017		January 30, 2016
	Amount	% of Sales	Amount	% of Sales	Amount	% of Sales	Amount	% of Sales
Net sales:
Chico's	$290,763	48.4	$305,094	48.3	$1,285,830	51.9	$1,363,792	51.3
White House Black Market	212,615	35.4	215,197	34.1	846,035	34.2	874,879	32.9
Soma	97,411	16.2	94,569	15.0	344,545	13.9	334,916	12.6
Boston Proper	—	0.0	16,750	2.6	—	0.0	87,048	3.2
Total net sales	600,789	100.0	631,610	100.0	2,476,410	100.0	2,660,635	100.0
Cost of goods sold	387,392	64.5	414,221	65.6	1,529,574	61.8	1,633,764	61.4
Gross margin	213,397	35.5	217,389	34.4	946,836	38.2	1,026,871	38.6
Selling, general and administrative expenses	191,990	31.9	217,208	34.4	775,107	31.2	878,699	33.0
Goodwill and trade name impairment	—	0.0	—	0.0	—	0.0	112,455	4.3
Restructuring and strategic charges	—	0.0	14,623	2.3	31,027	1.3	48,801	1.8
Income (loss) from operations	21,407	3.6	(14,442)	(2.3)	140,702	5.7	(13,084)	(0.5)
Interest expense, net	(499)	(0.1)	(449)	(0.1)	(1,973)	(0.1)	(1,870)	0.0
Income (loss) before income taxes	20,908	3.5	(14,891)	(2.4)	138,729	5.6	(14,954)	(0.5)
Income tax provision (benefit)	7,400	1.3	6,200	1.0	47,500	1.9	(16,900)	(0.6)
Net income (loss)	$13,508	2.2	$(21,091)	(3.4)	$91,229	3.7	$1,946	0.1
Per share data:
Net income (loss) per common share-basic	$0.10		$(0.16)		$0.69		$0.01
Net income (loss) per common and common equivalent share–diluted	$0.10		$(0.16)		$0.69		$0.01
Weighted average common shares outstanding–basic	126,489		135,275		128,995		138,366
Weighted average common and common equivalent shares outstanding–diluted	126,905		135,275		129,237		138,741
Dividends declared per share	$0.08		$0.0775		$0.32		$0.31

Chico’s FAS, Inc. and Subsidiaries
Condensed Consolidated Balance Sheets
(Unaudited)
(in thousands)

	January 28, 2017	January 30, 2016

ASSETS
Current Assets:
Cash and cash equivalents	$142,135	$89,951
Marketable securities, at fair value	50,370	50,194
Inventories	232,363	233,834
Prepaid expenses and accounts receivable	50,350	45,660
Income tax receivable	2,408	29,157
Assets held for sale	—	16,525
Total Current Assets	477,626	465,321
Property and Equipment, net	477,185	550,953
Other Assets:
Goodwill	96,774	96,774
Other intangible assets, net	38,930	38,930
Other assets, net	18,479	14,074
Total Other Assets	154,183	149,778
	$1,108,994	$1,166,052
LIABILITIES AND STOCKHOLDERS’ EQUITY
Current Liabilities:
Accounts payable	$116,378	$129,343
Current debt	16,250	10,000
Other current and deferred liabilities	170,232	158,788
Total Current Liabilities	302,860	298,131
Noncurrent Liabilities:
Long-term debt	68,535	82,219
Deferred liabilities	118,543	130,743
Deferred taxes	9,883	15,171
Total Noncurrent Liabilities	196,961	228,133
Stockholders’ Equity:
Preferred stock	—	—
Common stock	1,288	1,355
Additional paid-in capital	452,756	435,881
Treasury stock, 26,418 shares at January 28, 2017 and 18,307 shares at January 30, 2016	(386,094)	(289,813)
Retained earnings	541,251	492,325
Accumulated other comprehensive (loss) income	(28)	40
Total Stockholders’ Equity	609,173	639,788
	$1,108,994	$1,166,052

Chico’s FAS, Inc. and Subsidiaries
Condensed Consolidated Cash Flow Statements
(Unaudited)
(in thousands)

	Fifty-Two Weeks Ended
	January 28, 2017	January 30, 2016
Cash Flows From Operating Activities:
Net income	$91,229	$1,946
Adjustments to reconcile net income to net cash provided by operating activities —
Goodwill and intangible impairment charges, pre-tax	—	112,455
Depreciation and amortization	109,251	118,800
Deferred tax benefit	(8,427)	(34,415)
Stock-based compensation expense	21,249	30,062
Excess tax benefit from stock-based compensation	(604)	(3,084)
Deferred rent and lease credits	(18,811)	(21,741)
Loss on disposal and impairment of property and equipment	10,523	23,744
Changes in assets and liabilities:
Inventories	1,472	(6,719)
Prepaid expenses and other assets	(7,565)	358
Income tax receivable	26,749	(28,562)
Accounts payable	(13,015)	(12,101)
Accrued and other liabilities	18,659	16,248
Net cash provided by operating activities	230,710	196,991
Cash Flows From Investing Activities:
Purchases of marketable securities	(50,717)	(52,668)
Proceeds from sale of marketable securities	50,508	129,000
Purchases of property and equipment, net	(47,836)	(84,841)
Proceeds from sale of land	16,217	—
Proceeds from sale of Boston Proper net assets	—	9,000
Net cash (used in) provided by investing activities	(31,828)	491
Cash Flows From Financing Activities:
Proceeds from borrowings	—	124,000
Payments on borrowings	(7,500)	(31,500)
Proceeds from issuance of common stock	4,359	10,613
Excess tax benefit from stock-based compensation	604	3,084
Dividends paid	(42,254)	(43,729)
Repurchase of common stock	(101,878)	(302,849)
Net cash used in financing activities	(146,669)	(240,381)
Effects of exchange rate changes on cash and cash equivalents	(29)	(501)
Net increase (decrease) in cash and cash equivalents	52,184	(43,400)
Cash and Cash Equivalents, Beginning of period	89,951	133,351
Cash and Cash Equivalents, End of period	$142,135	$89,951

Supplemental Detail on Earnings Per Share Calculation

In accordance with accounting guidance, unvested share-based payment awards that include non-forfeitable rights to dividends, whether paid or unpaid, are considered participating securities. As a result, such awards are required to be included in the calculation of earnings per common share pursuant to the “two-class” method. For the Company, participating securities are composed entirely of unvested restricted stock awards and performance-based restricted stock units (“PSUs”) that have met their relevant performance criteria.

Earnings per share is determined using the two-class method when it is more dilutive than the treasury stock method. Basic earnings per share is computed by dividing net income available to common stockholders by the weighted-average number of common shares outstanding during the period. Diluted earnings per share reflects the dilutive effect of potential common shares from non-participating securities such as stock options and PSUs. For the thirteen weeks and fifty-two weeks ended January 28, 2017 and January 30, 2016, potential common shares were excluded from the computation of diluted EPS to the extent they were antidilutive.

The following unaudited table sets forth the computation of basic and diluted earnings per share shown on the face of the accompanying condensed consolidated statements of income (loss) (in thousands, except per share amounts):

	Thirteen Weeks Ended		Fifty-Two Weeks Ended
	January 28, 2017	January 30, 2016	January 28, 2017	January 30, 2016

Numerator
Net income (loss)	$13,508	$(21,091)	$91,229	$1,946
Net income and dividends declared allocated to participating securities	(258)	—	(1,915)	—
Net income (loss) available to common shareholders	$13,250	$(21,091)	$89,314	$1,946
Denominator
Weighted average common shares outstanding – basic	126,489	135,275	128,995	138,366
Dilutive effect of non-participating securities	416	—	242	375
Weighted average common and common equivalent shares outstanding – diluted	126,905	135,275	129,237	138,741
Net income (loss) per common share*:
Basic	$0.10	$(0.16)	$0.69	$0.01
Diluted	$0.10	$(0.16)	$0.69	$0.01

*Due to the differences between quarterly and year-to-date weighted average share counts and the effect of quarterly rounding to the nearest cent per diluted share, the year-to-date calculation of GAAP and non-GAAP diluted EPS may not equal the sum of the quarters.

SEC Regulation G - The Company reports its consolidated financial results in accordance with generally accepted accounting principles (GAAP). However, to supplement these consolidated financial results, management believes that certain non-GAAP results should be considered in addition to, not as a substitute for, GAAP measures. These non-GAAP measures exclude results related to non-continuing Boston Proper operations as well as certain strategic charges.

A reconciliation of net income (loss) and earnings per diluted share on a GAAP basis to net income and earnings per diluted share on a non-GAAP basis for the thirteen weeks and fifty-two weeks ended January 28, 2017 and January 30, 2016 is presented in the table below:

	Thirteen Weeks Ended		Fifty-Two Weeks Ended
	January 28, 2017	January 30, 2016	January 28, 2017	January 30, 2016
Net income (loss):
GAAP basis	$13,508	$(21,091)	$91,229	$1,946
Goodwill and intangible impairment charges, net of tax	—	17,365	—	88,350
Restructuring and strategic charges, net of tax	—	9,081	19,422	30,305
Boston Proper operating loss, net of tax	—	4,666	—	12,904
Tax benefit related to the disposition of Boston Proper	—	(3,830)	(3,979)	(27,609)
Non-GAAP adjusted basis	$13,508	$6,191	$106,672	$105,896

Net income (loss) per diluted share:
GAAP basis	$0.10	$(0.16)	$0.69	$0.01
Goodwill and intangible impairment charges, net of tax	—	0.13	—	0.63
Restructuring and strategic charges, net of tax	—	0.07	0.15	0.21
Boston Proper operating loss, net of tax	—	0.03	—	0.09
Tax benefit related to the disposition of Boston Proper	—	(0.02)	(0.03)	(0.19)
Non-GAAP adjusted basis	$0.10	$0.05	$0.81	$0.75

*Due to the differences between quarterly and year-to-date weighted average share counts and the effect of quarterly rounding to the nearest cent per diluted share, the year-to-date calculation of GAAP and non-GAAP diluted EPS may not equal the sum of the quarters.

SEC Regulation G - The Company reports its consolidated financial results in accordance with GAAP. However, to supplement these consolidated financial results, management believes that certain non-GAAP results, which exclude results from non-continuing Boston Proper operations, may provide a more meaningful measure on which to compare the Company’s results of operations between periods.

The tables below present a reconciliation of selected consolidated financial data on a GAAP basis to selected consolidated financial data on a non-GAAP adjusted basis, reflecting certain adjustments as identified in the footnotes to the table and excluding Boston Proper:

Chico's FAS, Inc. and Subsidiaries
Fiscal 2015 Reconciliation of Reported to Adjusted Selected Non-GAAP Consolidated Financial Data
(Unaudited)
(in thousands)

As Reported

	Thirteen Weeks Ended		Fifty-Two Weeks Ended
	January 30, 2016		January 30, 2016
	Amount	% of Sales	Amount	% of Sales
Net Sales	$627,400	100.0	$2,642,309	100.0
Cost of goods sold	308,863	49.2	1,211,552	45.9
Gross margin	318,537	50.8	1,430,757	54.1
Selling, general and administrative expenses	318,356	50.7	1,282,585	48.5
Subtotal	181	0.1	148,172	5.6

Boston Proper(4)

	Thirteen Weeks Ended		Fifty-Two Weeks Ended
	January 30, 2016		January 30, 2016
	Amount	% of Sales	Amount	% of Sales
Net Sales	$15,671	100.0	$80,972	100.0
Cost of goods sold	11,790	75.2	49,863	61.6
Gross margin	3,881	24.8	31,109	38.4
Selling, general and administrative expenses	11,394	72.7	51,889	64.1
Subtotal	(7,513)	(47.9)	(20,780)	(25.7)

Adjustments, excluding Boston Proper

	Thirteen Weeks Ended		Fifty-Two Weeks Ended
	January 30, 2016		January 30, 2016
	Amount	% of Sales	Amount	% of Sales
Net Sales(1)	$3,131	0.5	$12,249	0.5
Store occupancy expense(2)	95,601	15.2	379,742	14.3
Shipping expense(3)	8,923	1.4	32,427	1.2
Cost of goods sold	104,524	16.6	412,169	15.5
Gross margin	(101,393)	(16.1)	(399,920)	(15.0)
Selling, general and administrative expenses	(101,393)	(16.1)	(399,920)	(15.0)
Subtotal	—	—	—	—

As Adjusted, Non-GAAP

	Thirteen Weeks Ended		Fifty-Two Weeks Ended
	January 30, 2016		January 30, 2016
	Amount	% of Sales	Amount	% of Sales
Net Sales	$614,860	100.0	$2,573,586	100.0
Cost of goods sold	401,597	65.3	1,573,858	61.2
Gross margin	213,263	34.7	999,728	38.8
Selling, general and administrative expenses	205,569	33.4	830,776	32.3
Subtotal	7,694	1.3	168,952	6.5

(1) Adjustments to net sales represent the correction of an immaterial error in the classification of shipping revenue, which was previously classified within SG&A.
(2) Adjustments to store occupancy expense represent the reclassification of store occupancy expenses, which were previously classified within SG&A.
(3) Adjustments to shipping expense represent a change in accounting policy to present shipping expenses within cost of goods sold, which were previously reported within SG&A.
(4) Boston Proper amounts do not reflect reclassification adjustments for net sales, gross margin and selling, general and administrative expenses.

Chico's FAS, Inc. and Subsidiaries
Store Count and Square Footage
Thirteen Weeks Ended January 28, 2017
(Unaudited)

	October 29, 2016	New Stores	Closures	January 28, 2017
Store count:
Chico’s frontline boutiques	594	1	(8)	587
Chico’s outlets	117	—	(1)	116
Chico's Canada	4	—	—	4
WHBM frontline boutiques	425	1	(3)	423
WHBM outlets	71	—	—	71
WHBM Canada	6	—	—	6
Soma frontline boutiques	274	2	(1)	275
Soma outlets	19	—	—	19
Boston Proper frontline boutiques	—	—	—	—
Total Chico’s FAS, Inc.	1,510	4	(13)	1,501

	October 29, 2016	New Stores	Closures	Other changes in SSF	January 28, 2017
Net selling square footage (SSF):
Chico’s frontline boutiques	1,624,232	2,601	(20,103)	—	1,606,730
Chico’s outlets	293,646	—	(2,191)	—	291,455
Chico's Canada	9,695	—	—	—	9,695
WHBM frontline boutiques	990,269	1,940	(7,455)	—	984,754
WHBM outlets	148,457	—	—	—	148,457
WHBM Canada	14,891	—	—	—	14,891
Soma frontline boutiques	517,994	3,565	(2,101)	487	519,945
Soma outlets	35,637	—	—	—	35,637
Boston Proper frontline boutiques	—	—	—	—	—
Total Chico’s FAS, Inc.	3,634,821	8,106	(31,850)	487	3,611,564

As of January 28, 2017 the Company also sold merchandise through 91 international franchise locations.

Chico's FAS, Inc. and Subsidiaries
Store Count and Square Footage
Fifty-Two Weeks Ended January 28, 2017
(Unaudited)

	January 30, 2016	New Stores	Closures	January 28, 2017
Store count:
Chico’s frontline boutiques	604	4	(21)	587
Chico’s outlets	117	—	(1)	116
Chico's Canada	4	—	—	4
WHBM frontline boutiques	429	4	(10)	423
WHBM outlets	71	—	—	71
WHBM Canada	6	—	—	6
Soma frontline boutiques	269	8	(2)	275
Soma outlets	18	1	—	19
Boston Proper frontline boutiques	—	—	—	—
Total Chico’s FAS, Inc.	1,518	17	(34)	1,501

	January 30, 2016	New Stores	Closures	Other changes in SSF	January 28, 2017
Net selling square footage (SSF):
Chico’s frontline boutiques	1,652,991	10,157	(56,063)	(355)	1,606,730
Chico’s outlets	293,646	—	(2,191)	—	291,455
Chico's Canada	9,695	—	—	—	9,695
WHBM frontline boutiques	991,164	8,861	(21,002)	5,731	984,754
WHBM outlets	148,457	—	—	—	148,457
WHBM Canada	14,891	—	—	—	14,891
Soma frontline boutiques	507,805	14,573	(3,663)	1,230	519,945
Soma outlets	33,792	1,845	—	—	35,637
Boston Proper frontline boutiques	—	—	—	—	—
Total Chico’s FAS, Inc.	3,652,441	35,436	(82,919)	6,606	3,611,564

As of January 28, 2017 the Company also sold merchandise through 91 international franchise locations.